Exhibit 10.1

NUTRASTAR INTERNATIONAL INC.
INDEPENDENT DIRECTOR’S CONTRACT

THIS AGREEMENT (this “Agreement”) is made as of the November 26, 2012 and is by and between Nutrastar International Inc., a Nevada corporation (hereinafter referred to as the “Company”) and Richard E. Fearon, Jr. (hereinafter referred to as the “Director”).

BACKGROUND

The Board of Directors of the Company desires to appoint the Director to the Board of Directors of the Company and to have the Director perform the duties of an independent director and the Director desires to be so appointed for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1. DUTIES. The Company requires that the Director be available to perform the duties of an independent director customarily related to this function as may be determined and assigned by the Board of Directors of the Company and as may be required by the Company’s constituent instruments, including its certificate or articles of incorporation, bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada General Corporation Law. The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company, including duties as a member of board committees as the Director may hereafter be appointed to. The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under the Nevada General Corporation Law and Chapter 78 of the Nevada Revised Statutes.

2. TERM. The term of this Agreement shall commence as of the date of the Director’s appointment by the board of directors of the Company (in the event the Director is appointed to fill a vacancy) or the date of the Director’s election by the stockholders of the Company and shall continue until the earliest to occur of the following: (a) the resignation or death of Director; (b) Director’s failure to be elected by the stockholders; and (c) removal of Director from the Board of Directors pursuant to the Nevada Revised Statutes, the Company’s articles of incorporation and bylaws, as then in effect.

3. COMPENSATION. The Company will pay the Director a director’s fee in the form of equity compensation. The Director will be granted 20,000 restricted shares of common stock of the Company (the “Restricted Shares”). The Restricted Shares shall vest in equal installments on a semi-annual basis over a two-year period. The Restricted Shares grant shall be evidenced by a restricted stock agreement (the “Restricted Stock Agreement”) and the Restricted Shares will be subject to the terms and conditions of such Restricted Stock Agreement.

4. EXPENSES. In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company. Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5. CONFIDENTIALITY. The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining, from time to time, access to certain non-public confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”). The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information. The Company acknowledges that, as a private equity investor, the Director considers, makes, and has made investments in the Company and a variety of markets and that the Director’s participation as a director of the Company may enhance his understanding of the Company or the markets in which the Company may now, or in the future, compete as a principal investor or operator, and that such further understanding will not, in and of itself, be considered a violation of this Agreement. Further, nothing in this Agreement shall prevent the Director or his affiliates from evaluating or consummating a possible investment in the Company or a company whose business is similar to or competitive with the business of the Company. The Company acknowledges that the Director deals with many companies, some of which may compete with the Company. Although the Director is subject to the confidentiality obligations set forth in this Agreement, the occurrence or existence of such similar or competitive activities shall not, by itself, be cause for or support any action or allegation by the Company that the Director has failed to observe any of the confidentiality obligations set forth herein.

6. [INTENTIONALLY OMITTED].

7. TERMINATION. With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination. Nothing contained herein or omitted herefrom shall prevent the stockholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8. INDEMNIFICATION. The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, bylaw provision, agreement (including, without limitation, the Indemnification Agreement executed herewith), vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office. The Company and the Director are executing the Indemnification Agreement in the form attached hereto as Exhibit A.

9. EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10. NOTICE. Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified on the signature page hereto or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission and if by fax to 86-451-82287746

11. GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

12. ASSIGNMENT. The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13. MISCELLANEOUS. If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14. ARTICLE HEADINGS. The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16. ENTIRE AGREEMENT. Except as provided in the Indemnification Agreement or the other agreements referred to elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Independent Director’s Contract to be duly executed and signed as of the day and year first above written.

NUTRASTAR INTERNATIONAL INC.

BY:	/s/ Lianyun Han
Lianyun Han
Title: CEO and President

INDEPENDENT DIRECTOR

BY:	/s/ Richard E. Fearon, Jr.
Richard E. Fearon, Jr.
Address: